Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Marc L. Rose, Chief Financial Officer of Protalex, Inc. (the "Registrant"), do hereby certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1) the Registrant's Quarterly Report on Form 10-Q for the quarter ended August 31, 2008 (the "Report"), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: October 15, 2008	By:	/s/ Marc L. Rose

Marc L. Rose
Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary